UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

WideOpenWest, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Frequently Asked Questions - DigitalBridge/Crestview Transaction

General Transaction Questions

1.	What was announced today?

o	WOW! has entered into a definitive agreement under which affiliated investment funds of DigitalBridge Investments, LLC and Crestview Partners (“Crestview”), will acquire all outstanding shares of commons stock of WideOpenWest, Inc. not already owned by Crestview and its affiliates, for $5.20 per share in an all-cash transaction with an enterprise value of approximately $1.5 billion.

o	Crestview Partners, a stockholder of approximately 37% of WOW!’s outstanding shares, has agreed to roll over all of its shares of common stock, meaning they will not sell their shares as part of the deal and will instead move their investment to a new entity owned by DigitalBridge and Crestview.

o	The price represents a premium of 37.2% to the unaffected price of $3.79, prior to the initial non-binding offer of $4.80 submitted by the purchaser group on May 2, 2024, and a 63% premium above the closing price on Friday, August 8, 2025.

o	WOW! public stockholders will receive $5.20 per share in cash if the transaction is completed.

o	Closing of the transaction, which has been approved by the WOW! board of directors, acting upon the recommendation of the special committee of the WOW! board of directors, is subject to the satisfaction of closing conditions, including receipt of stockholder and required regulatory approvals.

o	Upon completion of the transaction, which is expected to occur by the end of the year or in the first quarter of 2026, WOW! will no longer be traded or listed on any public securities exchange.

2.	What does this transaction mean for WOW! employees?

o	This is a story of investment and growth and provides WOW! employees with a lot of opportunities.

o	This transaction is an important step toward fulfilling our vision for growth and for strategically evolving the business.

o	The transaction reflects the exciting potential for our business and is a testament to the hard work of everyone at WOW!.

o	This transaction delivers good value for WOW! stockholders, including employees, all of whom have received equity awards through our stock program.

o	DigitalBridge and Crestview are committed to growing our business.

o	WOW!’s new ownership will enhance our ability to execute our growth strategy and deliver reliable, accessible and fast broadband solutions to customers, and it should lead to more opportunities.

o	Following the completion of the deal, we will work closely with DigitalBridge and Crestview to ensure a smooth ownership transition.

3.	Will I work for DigitalBridge and Crestview once the transaction is complete?

o	We expect WOW! employees will continue to be employed by WOW!, which will continue as an operating company under our new ownership.

4.	What can you tell us about DigitalBridge and Crestview?

o	WOW! has a unique opportunity to partner with two global private infrastructure investment firms with strong track records of helping companies reach their growth potential. DigitalBridge and Crestview bring significant expertise in broadband and digital infrastructure and additional financial capacity to support and continue our growth strategy.

o	As a result of this transaction, we believe WOW! will be even better positioned as a private company to invest in and continue our growth strategies and deliver benefits to our stakeholders.

Transaction Impacts on Employees

5.	How will employees benefit from this transaction?

o	This transaction positions WOW! for an exciting next chapter as we continue our story of growth.

o	This transaction deepens WOW!’s commitment to providing reliable, accessible and fast broadband solutions that benefit our customers and it should lead to more opportunities.

o	Following the completion of the transaction, we will work closely with our new owners to ensure a smooth transition.

6.	Will I work for DigitalBridge and Crestview once the transaction is complete?

o	We expect WOW! employees will continue to be employed by WOW!, which will continue as an operating company under our new ownership.

7.	Will my title and responsibilities change?

o	At this time, it’s business as usual.

o	You should remain focused on your day-to-day responsibilities as we deliver the exceptional service and value that our customers have come to rely on.

o	Following the completion of the transaction, we will work closely with our owners to ensure a smooth transition and that we have the resources we need to continue executing our broadband-first growth strategies.

8.	Will there be any changes to my benefits or compensation?

o	At this time, there are no changes to benefits or compensation.

o	Your base salary or wage rate and target cash incentive opportunity will not be decreased for 12 months after the transaction close date.

o	Other compensation (excluding equity but including commissions) and benefits (medical, dental, vision, short- and long- term disability, 401K, and all other ancillary benefits) will remain substantially comparable in the aggregate for 12 months after the transaction close date.

o	We will update you as additional information becomes available.

9.	If I lose my job as part of this transaction, will I receive severance and other benefits?

o	WOW! employees terminated without cause in connection with this transaction will be entitled to severance, details of which will be communicated at a later date.

o	As is our culture, we will continue to communicate updates regularly with our employees and treat everyone with respect.

WOW! Stock

10.	Will there be a stock ownership plan for employees? What happens to my WOW! shares?

o	At the time of closing, WOW! will be a private company and WOW! shares will no longer be traded or listed on any public securities exchange.

o	Any shares (including shares acquired from previously vested equity awards) will be converted into cash at the closing of the deal based on the acquisition price of $5.20 per share, as outlined in the terms of the sale.

11.	Where should I forward any media inquiries?

o	Please forward any transaction-related inquiries to [*] at [*], and do not otherwise respond to such inquiries.

12.	Whom should we contact if we have questions?

o	Please feel free to contact your direct manager or HR business partner. You can also send questions to [*].

The Nitty Gritty Details

13.	Why did it take nearly 16 months to come to an agreement on this acquisition?

o	After a rigorous process, the special committee of the WOW! board of directors concluded that the transaction represented the best value available to the WOW! public stockholders and recommended the transaction to the full WOW! board of directors.

o	Details regarding the process will be available in WOW!’s proxy statement that will be made available publicly in the coming weeks.

14.	What happens next in the process?

o	The parties will work in the coming months to satisfy the conditions for the closing of the transaction, including seeking a WOW! stockholder vote and all required regulatory approvals.

o	Details regarding the process will be available in WOW!’s proxy statement that will be made available publicly in the coming weeks.

15.	What specific regulatory approvals are required for this deal to close?

o	The transaction is subject to customary closing conditions, including FCC approval. Details regarding applicable regulatory approvals will be available in WOW!’s proxy statement that will be made available publicly in the coming weeks.

16.	Why is WOW! going private? Why now?

o	This all-cash transaction will deliver substantial value for WOW! stockholders, including employees who are granted equity awards through our stock program.

o	After a rigorous process, the special committee of the WOW! board of directors concluded that the transaction represented the best value available to the WOW! public stockholders and recommended the transaction to the full WOW! board of directors.

o	In addition, the transaction offers WOW! the unique opportunity to partner with two leading investment firms that bring significant expertise in broadband and digital infrastructure and added financial capacity.

o	This transaction reflects WOW!’s exciting growth potential and, as a private company, we will be even better positioned to extend our reach as a customer-centric, trusted provider of fast, reliable and affordable broadband solutions and to fuel our growth without the scrutiny and restrictions of being a publicly traded company.

17.	How did this come about? Who approached whom? Has WOW! been actively trying to sell the business? Were both strategic and financial buyers considered?

o	WOW! received an unsolicited non-binding preliminary proposal from DigitalBridge Investments, LLC and various Crestview entities to purchase all outstanding shares of WOW! not already owned by Crestview. A special committee of WOW!’s board of directors conducted a diligent and thorough process to evaluate the proposal and negotiate terms that would maximize value for WOW! stockholders.

o	The special committee reached an agreement that provides substantial value to our stockholders, including our employee-owners.

o	Details regarding our process and discussions will be available in WOW!’s proxy statement that will be made available publicly in the coming weeks.

18.	Why were DigitalBridge and Crestview attracted to WOW!?

o	DigitalBridge and Crestview are experienced and well-regarded global investment firms focused on growing businesses that provide essential public services, including in the broadband and digital infrastructure space.

o	Crestview has been a significant owner of WOW! stock for many years and serves on our board so they are aware of WOW!s attributes, talented workforce and potential.

o	DigitalBridge recognized the potential of our business and is excited to work with us to extend our reach as a customer-centric, trusted provider of fast, reliable and affordable broadband solutions.

19.	Should we be worried about private equity investing in and owning WOW!?

o	DigitalBridge and Crestview bring a strong track record of growing businesses that provide essential public services, including significant expertise in the broadband and digital infrastructure space.

o	Our new partners recognize the potential of our business and are committed to extending our reach as a trusted provider of fast, reliable and affordable broadband solutions.

o	We are confident DigitalBridge and Crestview will be good stewards of WOW!’s business as we pursue our strategic growth and expansion.

o	Partnering with DigitalBridge and Crestview gives us the opportunity to fuel our growth without the scrutiny and restrictions of being a publicly traded company.

20.	Did WOW! receive other offers for the business?

o	Details regarding the process will be available in WOW!’s proxy statement that will be made available publicly in the coming weeks.

21.	When is the transaction expected to close? Do you anticipate any antitrust concerns?

o	The transaction is expected to close by the end of the year or in the first quarter of 2026, subject to the satisfaction of closing conditions, including receipt of stockholder approval and required regulatory approvals.

o	We believe the transaction should be positively received by regulators and intend to vigorously pursue all required regulatory approvals.

22.	What will WOW! look like upon transaction close? When will WOW! stock be delisted from New York Stock Exchange?

o	The transaction is expected to close by the end of the year or in the first quarter of 2026, subject to the satisfaction of the closing conditions, including receipt of stockholder approval and required regulatory approvals, at which point WOW! will become a privately held company and shares will no longer be traded on the New York Stock Exchange.

23.	How will the sale impact WOW!’s strategy?

o	WOW! has a unique opportunity to partner with an investment team that brings significant expertise in broadband and digital infrastructure and additional financial capacity to support and continue our broadband-first growth strategies.

o	With DigitalBridge and Crestview Partners’ expertise, WOW! will be able to continue our broadband-first growth strategy and invest in growing our fiber-to-the-home footprint.

o	This transaction deepens WOW!’s commitment to providing reliable, accessible and fast broadband solutions and should create new opportunities.

o	At the completion of the transaction, the company will continue to serve customers in its 20 markets in Alabama, Florida, Georgia, Michigan, South Carolina and Tennessee.

Customers

24.	What do I tell customers with questions?

o	You can tell customers our commitment to delivering the best and most innovative products and services remains unchanged.

o	WOW! is partnering with new ownership that brings additional financial resources as well as significant expertise in broadband and digital infrastructure, helping WOW! continue our broadband-first growth strategy and invest even more in our market expansion initiatives.

o	We are confident DigitalBridge and Crestview will be good stewards for WOW! as we continue our strategic growth and expansion.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication that are not historical facts contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to the proposed acquisition of WOW! by funds affiliated with DigitalBridge Investments and Crestview Partners (the “Transaction”), including financial estimates and statements as to the expected timing, completion and effects of the Transaction.  These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events. Forward-looking statements include all statements that are not historical fact and can be identified by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “believe,” “estimate,” “plan,” “project,” “predict,” “potential,” “continue,” “likely,” “target” or similar expressions or the negative of these terms or other comparable terminology that convey uncertainty of future events or outcomes. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur, such as the consummation of the Transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the Transaction on anticipated terms and timing or at all, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; (ii) potential litigation relating to the Transaction that could be instituted against DigitalBridge, Crestview, WOW! or their respective affiliates, directors, managers or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the Transaction, including the diversion of management’s attention from WOW!’s ongoing business operations, will harm WOW!’s business, including current plans and operations; (iv) the ability of WOW! to retain and hire key personnel in light of the Transaction; (v) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (vi) potential business uncertainty, including changes to existing business relationships, during the pendency of the Transaction that could affect WOW!’s financial performance; (vii) certain restrictions during the pendency of the Transaction that may impact WOW!’s ability to pursue certain business opportunities or strategic transactions; (viii) significant transaction costs associated with the Transaction, including the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (ix) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction, including in circumstances requiring WOW! to pay a termination fee or other expenses; (x) the risk that WOW!’s stock price may decline significantly if the Transaction is not consummated; (xi) the risks and uncertainties pertaining to WOW!’s business, including those set forth in Part I, Item 1A of WOW!’s most recent Annual Report on Form 10-K and Part II, Item 1A of WOW!’s subsequent Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by WOW! with the U.S. Securities and Exchange Commission (“SEC”); and (xii) the risks and uncertainties that will be described in the proxy statement available from the sources indicated below. These risks, as well as other risks associated with the Transaction, will be more fully discussed in the proxy statement. While the list of factors presented here is, and the list of factors to be presented in the proxy statement will be, considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on WOW!’s financial condition, results of operations, credit rating or liquidity. In light of the significant uncertainties in these forward-looking statements, WOW! cannot assure you that the forward-looking statements in this communication will prove to be accurate, and you should not regard these statements as a representation or warranty by WOW!, its directors, officers or employees or any other person that WOW! will achieve its objectives and plans in any specified time frame, or at all. These forward-looking statements speak only as of the date they are made, and WOW! does not undertake to and specifically disclaims any obligation to publicly release the results of any updates or revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by applicable law.

Important Additional Information and Where to Find It

In connection with the Transaction, WOW! will file with the SEC a proxy statement on Schedule 14A, the definitive version of which will be sent or provided to Company stockholders. WOW!, affiliates of WOW! and affiliates of each of DigitalBridge and Crestview intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. WOW! may also file other documents with the SEC regarding the Transaction. This document is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document which WOW! may file with the SEC. Promptly after filing its definitive proxy statement with the SEC, WOW! will mail or provide the definitive proxy statement, the Schedule 13E-3 and a proxy card to each WOW! stockholder entitled to vote at the meeting relating to the Transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement, Schedule 13E-3 and other documents that are filed or will be filed with the SEC by WOW! through the website maintained by the SEC at www.sec.gov, WOW!’s website at www.wowway.com. The Transaction will be implemented solely pursuant to the Agreement and Plan of Merger dated as of August 11, 2025, among WOW!, Bandit Parent, LP and Bandit Merger Sub, Inc., which contains the full terms and conditions of the Transaction.

Participants in the Solicitation

WOW! and certain of its directors, executive officers and other employees, may be deemed to be participants in the solicitation of proxies from the stockholders of WOW! in connection with the Transaction. Information regarding WOW!’s directors and executive officers is contained in the Company’s proxy statement on Schedule 14A filed with the SEC on March 27, 2025 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 14, 2025, and will be contained in the proxy statement to be filed by WOW! in connection with the Transaction. Any change of the holdings of WOW!’s securities by its directors or executive officers from the amounts set forth in the Annual Meeting Proxy Statement have been reflected in the following Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC: Form 4, filed by Crestview Partners III GP, L.P. on April 2, 2025; Form 4, filed by Gunjan Bhow on April 3, 2025; Form 4, filed by Jill Bright on April 3, 2025; Form 4, filed by Phil Seskin on April 3, 2025; Form 4, filed by Crestview Partners III GP, L.P. on May 9, 2025; Form 4, filed by Crestview Partners III GP, L.P on May 12, 2025; Form 4, filed by Gunjan Bhow on May 12, 2025; Form 4, filed by Phil Seskin on May 12, 2025; Form 4, filed by Jill Bright on May 12, 2025; Form 4, filed by Jeffrey Marcus on May 12, 2025; Form 4, filed by Jose Segrera on May 12, 2025; Form 4, filed by Crestview Partners III GP, L.P. on July 2, 2025; Form 4, filed by Phil Seskin on July 3, 2025; Form 4, filed by Gunjan Bhow on July 3, 2025; and Form 4, filed by Jill Bright on July 3, 2025. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the Transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, WOW!’s website at www.wowway.com or by contacting WOW!’s Investor Relations Team at andrew.posen@wowinc.com.